FOR IMMEDIATE RELEASE                                                    Contact: Angie Tickle
                                                                                               Investor Relations Associate
                                                                                                                  770-395-4520

Georgia Gulf to Delay Previously Announced VCM and Chlorine-Caustic Plant Outages

    ATLANTA, March 8, 2004 -- Georgia Gulf Corporation (NYSE: GGC) announced today that the planned outages of its Plaquemine, Louisiana VCM and chlorine-caustic plants will be delayed until later in the year. Previously, the Company had announced that it planned to perform 21 days of turnaround maintenance on its VCM plant and 7 to 10 days of turnaround maintenance on its chlorine-caustic plant in the first quarter.
    The decision to delay the VCM and chlorine-caustic plant outages was made to allow the Company to take advantage of strong market conditions, in both the domestic and export markets. As a result of this decision and strong market conditions, the Company currently expects first quarter earnings to exceed the high end of the range of analysts’ estimates, as currently reported by First Call.
    The scheduled outage of the phenol-acetone plant was successfully completed and that plant is back on line. Currently, the Company is completing scheduled maintenance on its electricity and steam co-generation facility.
The Company will provide an update of first quarter expectations during its regularly scheduled conference call at 9:00 a.m. E.S.T. on March 26, 2004. Details regarding that conference call will be announced shortly.

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